Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	October 25, 2017
Executive Vice President
and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, October 25, 2017 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2017.

Third Quarter Highlights
Financial Results

•	Net income available to common stockholders of $0.67 per share

•
Funds from operations (“FFO”) available to common stockholders and unitholders of $0.88 per share, including a non-cash charge of $0.04 per share of original issuance costs in connection with the redemption of the Series H preferred stock. Excluding the $0.04 non-cash charge related to the Series H preferred stock redemption in 3Q17 and a property damage settlement of $0.05 per share received in 3Q16, FFO per share increased approximately 6% year over year

•	Revenues of $181.5 million

Stabilized Portfolio

•	Stabilized portfolio was 94.0% occupied and 96.2% leased at September 30, 2017

•	Signed approximately 209,000 square feet of new or renewing leases

Capital Recycling

•
Completed the sale of ten office buildings totaling approximately 675,000 square feet and a 5.0 acre undeveloped land parcel, all located in submarkets of San Diego, for total gross proceeds of $174.5 million, resulting in a $37.7 million gain

Finance

•
Completed an amendment of Kilroy Realty L.P.’s unsecured revolving credit facility and term loan facility to extend the maturity date to July 2022 and increase the size of the revolver to $750.0 million and maintain the term loan facility of $150.0 million

•	On August 15, 2017, redeemed 4,000,000 shares of our 6.375% Series H preferred stock at the contractual redemption price of $25.00 per share for a total cost of $100.0 million in cash

Recent Developments

•
In October, signed a 15-year lease with Dropbox, Inc. for 100% of the office space at The Exchange on 16th. The four-building, 750,000 square-foot development consists of 736,000 square feet of office space and 14,000 square feet of retail space and is currently under construction in the Mission Bay neighborhood of San Francisco. The lease with Dropbox, Inc. will commence in phases beginning in the fourth quarter of 2018 through the fourth quarter of 2019

•	In October, acquired a 1.2 acre development site in the Little Italy neighborhood of downtown San Diego for $19.4 million in cash

Results for the Quarter Ended September 30, 2017
For the third quarter ended September 30, 2017, KRC reported net income available to common stockholders of $66.6 million, or $0.67 per share, compared to $50.6 million, or $0.54 per share, in the third quarter of 2016. Net income in the 2017 third quarter included $37.3 million, or $0.38 per share, of gains from operating property dispositions. Net income in the 2016 third quarter included $18.3 million, or $0.20 per share, of gains from operating property dispositions as well as $5.0 million, or approximately $0.05 per share, of proceeds related to a property damage settlement. FFO in the third quarter of 2017 was $89.5 million, or $0.88 per share, including a non-cash charge of $0.04 per share for the write-off of the original issuance costs in connection with redeeming the Series H preferred stock, compared to $88.5 million, or $0.92 per share, in the prior year’s third quarter, which included approximately $0.05 per share of proceeds related to a property damage settlement. Revenues in the period totaled $181.5 million, compared to $168.3 million in the year-earlier quarter.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At September 30, 2017, KRC’s stabilized portfolio totaled approximately 13.7 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles. During the third quarter, the company signed new or renewing leases in the stabilized office portfolio totaling 209,000 square feet of space. At quarter-end, the stabilized office portfolio was 94.0% occupied and 96.2% leased, compared to occupancy of 96.0% at December 31, 2016 and 96.6% at September 30, 2016. At September 30, 2017, our 200-unit residential tower was 72.0% occupied and 74.5% leased.

Real Estate Development Activity
In addition to The Exchange on 16th, KRC has three other projects currently under construction, including 100 Hooper in San Francisco, 333 Dexter in the South Lake Union submarket of Seattle, and phase one of One Paseo, the company’s mixed-used project located in the Del Mar submarket of San Diego. The four construction projects total approximately 1.8 million square feet of office and PDR space, 237 residential units and 96,000 square feet of retail space, and represent a total estimated investment of approximately $1.4 billion. The office components for The Exchange on 16th and 100 Hooper are 100% leased and the office components of all four projects are 62% leased.

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The company has updated its guidance range of NAREIT-defined FFO per share - diluted for the full year 2017 to $3.40 - $3.44 per share, increasing the midpoint to $3.42 per share. The $0.02 increase of the midpoint from the prior quarter is primarily related to an increase in one-time income partially offset by an increase in bad debt expense. The company’s guidance estimates for the full year 2017, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include any estimates of possible future gains or losses or the impact on operating results from possible future dispositions since any potential future disposition transactions will ultimately depend on market conditions and other factors, including but not limited to the company’s capital needs and its ability to defer some or all of the taxable gain on the sales. Moreover, the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the company provides guidance and may occur after the relevant guidance period. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the company’s control.

Conference Call and Audio Webcast
KRC management will discuss earnings guidance for fiscal year 2017 during the company’s October 26, 2017 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://investors.kilroyrealty.com/phoenix.zhtml?c=79637&p=irol-audioarchives. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 312-7299. International callers should dial (412) 317-1070. In order to bypass speaking to the operator on the day of the call, please pre-register anytime at http://dpregister.com/10112383. A replay of the conference call will be available via telephone on October 26, 2017 through November 2, 2017 by dialing (877) 344-7529 and entering passcode 10112383. International callers should dial (412) 317-0088 and enter the same passcode. The replay will also be available on our website at http://investors.kilroyrealty.com/phoenix.zhtml?c=79637&p=irol-audioarchives.

About Kilroy Realty Corporation
Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords.  The company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At September 30, 2017, the company’s stabilized portfolio totaled approximately 13.7 million square feet of office space located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles. In addition, KRC had four projects totaling approximately 1.8 million square feet of office space, 237 residential units and 96,000 square feet of retail space under construction.

The company has been recognized by GRESB as the North American leader in office sustainability for the last four years and is listed in the Dow Jones Sustainability World Index. At the end of the third quarter, the company’s stabilized portfolio was 55% LEED certified and 73% of eligible properties were ENERGY STAR certified. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$181,534	$168,348	$541,440	$473,927

Net income available to common stockholders (1)	$66,558	$50,582	$122,720	$251,112

Weighted average common shares outstanding – basic	98,352	92,227	98,009	92,221
Weighted average common shares outstanding – diluted	98,912	92,920	98,591	92,832

Net income available to common stockholders per share – basic (1)	$0.67	$0.54	$1.24	$2.71
Net income available to common stockholders per share – diluted (1)	$0.67	$0.54	$1.23	$2.69

Funds From Operations (1)(2)(3)	$89,547	$88,535	$260,248	$249,450

Weighted average common shares/units outstanding – basic (4)	101,618	95,992	101,353	95,760
Weighted average common shares/units outstanding – diluted (5)	102,178	96,686	101,936	96,371

Funds From Operations per common share/unit – basic (3)	$0.88	$0.92	$2.57	$2.60
Funds From Operations per common share/unit – diluted (3)	$0.88	$0.92	$2.55	$2.59

Common shares outstanding at end of period			98,382	92,272
Common partnership units outstanding at end of period			2,077	2,631
Total common shares and units outstanding at end of period			100,459	94,903

			September 30, 2017	September 30, 2016
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			91.0%	94.8%
Orange County			94.4%	97.8%
San Diego County			93.9%	94.5%
San Francisco Bay Area			95.9%	98.3%
Greater Seattle			95.2%	98.2%
Weighted average total			94.0%	96.6%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			4,182	3,633
Orange County			272	272
San Diego County			2,044	2,643
San Francisco Bay Area			5,157	4,992
Greater Seattle			2,066	2,066
Total			13,721	13,606
________________________

(1)
Net income available to common stockholders includes gains on sales of depreciable operating properties of $37.3 million and $39.5 million for the three and nine months ended September 30, 2017, respectively, and $18.3 million and $164.3 million for the three and nine months ended September 30, 2016, respectively. Net income available to common stockholders and Funds From Operations include a gain on sale of land of $0.4 million for the three and nine months ended September 30, 2017 and a loss on sale of land of $0.3 million for the nine months ended September 30, 2016.

(2)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for September 30, 2016 include the office properties that were sold subsequent to September 30, 2016.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,076,172	$1,108,971
Buildings and improvements	4,871,667	4,938,250
Undeveloped land and construction in progress	1,292,017	1,013,533
Total real estate assets held for investment	7,239,856	7,060,754
Accumulated depreciation and amortization	(1,216,358)	(1,139,853)
Total real estate assets held for investment, net	6,023,498	5,920,901

Real estate assets and other assets held for sale, net	—	9,417
Cash and cash equivalents	64,954	193,418
Restricted cash	179,276	56,711
Marketable securities	18,851	14,773
Current receivables, net	18,626	13,460
Deferred rent receivables, net	238,959	218,977
Deferred leasing costs and acquisition-related intangible assets, net	185,420	208,368
Prepaid expenses and other assets, net	108,715	70,608
TOTAL ASSETS	$6,838,299	$6,706,633

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$465,828	$472,772
Unsecured debt, net	1,909,381	1,847,351
Unsecured line of credit	60,000	—
Accounts payable, accrued expenses and other liabilities	271,405	202,391
Accrued dividends and distributions	43,324	222,306
Deferred revenue and acquisition-related intangible liabilities, net	145,556	150,360
Rents received in advance and tenant security deposits	46,925	52,080
Liabilities and deferred revenue of real estate assets held for sale	—	56
Total liabilities	2,942,419	2,947,316

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	—	96,155
6.375% Series H Cumulative Redeemable Preferred stock	—	96,256
Common stock	984	932
Additional paid-in capital	3,797,546	3,457,649
Distributions in excess of earnings	(108,667)	(107,997)
Total stockholders’ equity	3,689,863	3,542,995
Noncontrolling Interests
Common units of the Operating Partnership	77,911	85,590
Noncontrolling interests in consolidated property partnerships	128,106	130,732
Total noncontrolling interests	206,017	216,322
Total equity	3,895,880	3,759,317
TOTAL LIABILITIES AND EQUITY	$6,838,299	$6,706,633

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES
Rental income	$159,954	$146,539	$475,527	$423,947
Tenant reimbursements	19,665	16,406	58,228	43,948
Other property income	1,915	5,403	7,685	6,032
Total revenues	181,534	168,348	541,440	473,927

EXPENSES
Property expenses	33,070	30,050	97,615	85,236
Real estate taxes	16,371	14,501	50,878	39,378
Provision for bad debts	1,036	—	2,743	—
Ground leases	1,562	909	4,751	2,506
General and administrative expenses	14,514	13,533	43,750	40,949
Acquisition-related expenses	—	188	—	964
Depreciation and amortization	62,567	56,666	185,737	160,452
Total expenses	129,120	115,847	385,474	329,485

OTHER (EXPENSES) INCOME
Interest income and other net investment gains	1,526	538	3,629	1,120
Interest expense	(16,151)	(14,976)	(51,476)	(41,189)
Total other (expenses) income	(14,625)	(14,438)	(47,847)	(40,069)

INCOME FROM OPERATIONS BEFORE GAINS (LOSS) ON SALES OF REAL ESTATE	37,789	38,063	108,119	104,373
Net gain (loss) on sale of land	449	—	449	(295)
Gains on sale of depreciable operating properties	37,250	18,312	39,507	164,302
NET INCOME	75,488	56,375	148,075	268,380

Net income attributable to noncontrolling common units of the Operating Partnership	(1,394)	(1,453)	(2,633)	(5,892)
Net income attributable to noncontrolling interests in consolidated property partnerships	(2,984)	(1,027)	(9,359)	(1,438)
Total income attributable to noncontrolling interests	(4,378)	(2,480)	(11,992)	(7,330)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	71,110	53,895	136,083	261,050

Preferred dividends	(808)	(3,313)	(5,774)	(9,938)
Original issuance costs of redeemed preferred stock	(3,744)	—	(7,589)	—
Total preferred dividends	(4,552)	(3,313)	(13,363)	(9,938)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$66,558	$50,582	$122,720	$251,112

Weighted average common shares outstanding – basic	98,352	92,227	98,009	92,221
Weighted average common shares outstanding – diluted	98,912	92,920	98,591	92,832

Net income available to common stockholders per share – basic	$0.67	$0.54	$1.24	$2.71
Net income available to common stockholders per share – diluted	$0.67	$0.54	$1.23	$2.69

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income available to common stockholders	$66,558	$50,582	$122,720	$251,112
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,394	1,453	2,633	5,892
Net income attributable to noncontrolling interests in consolidated property partnerships	2,984	1,027	9,359	1,438
Depreciation and amortization of real estate assets	61,141	55,460	181,875	157,587
Gains on sales of depreciable real estate	(37,250)	(18,312)	(39,507)	(164,302)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(5,280)	(1,675)	(16,832)	(2,277)
Funds From Operations(1)(2)(3)	$89,547	$88,535	$260,248	$249,450

Weighted average common shares/units outstanding – basic (4)	101,618	95,992	101,353	95,760
Weighted average common shares/units outstanding – diluted (5)	102,178	96,686	101,936	96,371

Funds From Operations per common share/unit – basic (2)	$0.88	$0.92	$2.57	$2.60
Funds From Operations per common share/unit – diluted (2)	$0.88	$0.92	$2.55	$2.59
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.2 million and $3.6 million for the three months ended September 30, 2017 and 2016, respectively, and $12.4 million and $9.7 million for the nine months ended September 30, 2017 and 2016, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

KILROY REALTY CORPORATION
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS / FFO GUIDANCE AND OUTLOOK
(unaudited, in thousands, except per share data)

	Full Year Range at September 30, 2017
	Low End	High End
Net income available to common stockholders per share - diluted	$1.55	$1.59

Weighted average common shares outstanding - diluted(1)	100,000	100,000

Net income available to common stockholders	$155,000	$159,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,100	3,700
Net income attributable to noncontrolling interests in consolidated property partnerships	11,500	13,500
Depreciation and amortization of real estate assets	238,500	238,500
Gains on sales of depreciable real estate	(39,500)	(39,500)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(22,000)	(24,000)
Funds From Operations(2)(3)	$346,600	$351,200

Weighted average common shares/units outstanding – diluted (3)	102,000	102,000

Funds From Operations per common share/unit – diluted (2)(3)	$3.40	$3.44
 ________________________

(1)	Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units).

(2)	See management statement for FFO on previous page.

(3)
Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all estimated common limited partnership units outstanding.